EXHIBIT 10.1

                            EMPLOYMENT AGREEMENT AND
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                             COVENANT NOT TO COMPETE
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     THIS EMPLOYMENT AGREEMENT is entered into on the 5th day of September,
2003, between Sweetwater Financial Group, Inc., a Georgia corporation, hereinafter referred to as "Company," Georgian Bank, a Georgia state bank, hereinafter referred to as the "Bank," and Kenneth Lee Barber, a resident of Cobb County, Georgia, hereinafter referred to as "Executive." The Company and the Bank and collectively referred to herein as the "Employer."

                                   WITNESSETH:
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     WHEREAS, the Company serves as the holding company for the Bank, which conducts the business of commercial and retail banking (the "Employer's Business");

     WHEREAS, prior to the date hereof the Executive has served as the Chief Executive Officer and President of the Company pursuant to an Employment Agreement dated February 27, 2001;

     WHEREAS, the Board of Directors approved a new business strategy, which includes the addition of several new officers and directors and the offering of securities to raise up to $50 million to support the launch of the new business strategy (the "Offering");

     WHEREAS, upon acceptance of subscriptions for the minimum offering proceeds and receipt of the necessary regulatory approvals, Executive agreed to resign as President and Chief Executive Officer the Company and the Bank and to accept the position as Vice Chairman of the Company and the Bank;

     WHEREAS, the parties hereto desire to enter into an agreement for the employment of Executive on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the Executive accepting the position of Vice Chairman of the Board of Directors and Vice Chairman of the Company and the Bank, and the mutual promises made herein, the Employer and Executive agree as follows:

     1.     Employment: Executive hereby resigns as President and Chief
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Executive Officer of the Company and the Bank. The Employer hereby employs the
Executive as Vice Chairman of the Board of Directors and as Vice Chairman of the Company and the Bank upon the terms and conditions set forth herein. Executive shall have such authority and responsibilities as are consistent with his position and which may be set forth in this Agreement or assigned by the Chief Executive Officer of the Company or the Board of Directors from time to time. Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Employer's policy. Executive may devote reasonable periods of time to perform charitable and other community activities and to manage his personal investments; provided, however,
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that such activities will not materially interfere with the performance of his duties hereunder and will not be in conflict or competitive with, or adverse to, the interests of the Employer. Under no circumstances will the Executive work for any competitor or have any financial interest in any competitor of the Employer; provided, however, that the Executive may invest in up to 1% of the publicly-traded stock or securities of any company whose stock or securities are traded on a national exchange.

     2.     Term:  Executive's employment under this Agreement shall be for an
            ----
initial term commencing on the date hereof and expiring on February 26, 2006, unless sooner terminated in accordance with the provisions of Paragraph 5 below. Upon the expiration of the initial term, this Agreement shall be automatically renewed for successive three year terms, unless sooner terminated in accordance with Paragraph 5 below. If this contract is terminated for cause, Executive agrees to resign as an officer and director of both the Company and the Bank.

     3.     Salary and Benefits:  As compensation for Executive's services to
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the Employer during the term of this Agreement, the Employer shall pay the compensation and provide the benefits to Executive described below:

     3.1     One-Time Cash Payment. The Employer shall pay or effect payment to
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Executive of a one-time cash payment in the amount of $434,000 payable upon execution of this Agreement.


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     3.2     Annual Salary:  The Employer shall pay Executive a salary at a rate
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of not less than $220,000 per annum in accordance with the salary and payment practices of the Employer, which shall increase by a minimum of 3% annually on February 1 each year. The Board of Directors shall review Executive's salary at least annually and may award additional increases in Executive's base salary if it determines in its sole discretion that an increase is appropriate.

     (a)  Bonus:
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          (i)     The Employer shall pay Executive a guaranteed cash bonus of
$10,000 per quarter regardless of corporate or individual performance.

          (ii) Executive shall be eligible to receive performance cash bonuses ("Performance Bonuses") pursuant to bonus plans provided by the Employer from time to time for its chief executive officer, chairman of the board, chief financial officer, executive vice presidents, and vice chairmen ("Senior Management"). Performance Bonuses shall be based on the achievement of corporate and individual goals and criteria mutually agreed upon by Executive and the Employer. These goals and criteria may include both annual and long-term goals, may provide for vesting over a specified time period, and shall be established annually. Performance Cash Bonuses awarded hereunder shall be targeted at 50% of Executive's Annual Salary; provided, however, those such bonuses may exceed such amount based on the profitability of the Employer.

     (b)  Deferred Compensation:  The  Employer  shall  be  entitled to
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participate in all retirement and deferred compensation plans, such as the
401(k) and the executive supplemental retirement plan, available to Senior Management.

     3.3     Vacation and Other Benefits:  Executive shall be entitled to (a)
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paid vacation during each year of employment by the Employer in accordance with the policies of the Employer in effect from time to time of not less than 4 weeks; (b) a reasonable car allowance package of no less than $750 per month; or use of the Employer owned vehicle; (c) reimbursement of life insurance premiums for existing policies now in force, not to exceed $8,000 per year; (d) full family medical coverage as approved by the Board and, in addition, payment for medical reimbursement plan with an annual cap of $7,500; (e) long term disability insurance with a COLA equal to or greater than 60% of annual salary; and (f) participation in all other employee benefits and bonus plans provided by the Employer from time to time for its executive officers.

     3.4     Stock Options:
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     (a)     Upon execution of this Agreement, all of Executive's options outstanding on the date hereof shall be immediately exercisable. The Company confirms that Executive holds options for 35,000 shares of the Company's common stock.

     (b) Pursuant to a stock option agreement executed as of the date of this Agreement, the Company shall grant to Executive options for 37,500 shares of the Company's common stock equal to 5% of the total number of shares reserved for issuance under the Sweetwater Financial Group, Inc. 2002 Stock Incentive Plan (the "Plan") as of the date of the closing of the offering.

     (c) In addition, Executive will receive, pursuant to the Plan, options for 5,000 shares each year on the anniversary date of his initial employment with the Company, which was February 6, 2001.

     3.5     Additional Benefits:
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     (a)     All reasonable ordinary and necessary expenses actually incurred by Executive for his continuing professional education, customer entertainment, office supplies, or other expenses of the Employer shall be promptly reimbursed to him, which includes all phones and pagers pursuant to a Board of Directors pre-approved annual budget.

     (b) The Employer shall provide through bond or insurance general liability coverage for Executive in an amount not less than one million dollars per claim. Such coverage shall at least cover the motor vehicle provided to Executive and claims against Executive as an Employer officer, and individually for those acts by Executive which are within the scope of his employment. Such coverage shall include all cost and legal expenses in connection with such claims.


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     (c)     The Employer shall provide Executive with coverage under any plan of disability insurance or benefits established by the Employer to at least the same extent such coverage is provided to other employees. In addition, the Employer will reimburse Executive for supplemental disability insurance premiums, such reimbursement not to exceed $1,500 per year.

      (d) Executive will receive director's fees equal to the minimum of the fees paid to directors of the Company.

     4.     Expenses:
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     (a)     If the Board of Directors directs the Executive to relocate personal residence with reasonable notice to the Executive, the Employer shall provide an allowance to Executive up to an aggregate of $15,000 for moving expenses upon receipt of documentation of such expenses.

     (b) The Employer shall pay all reasonable expenses incurred with the Board's prior approval by Executive in the performance of his responsibilities and duties for the Employer, including without limitation the Executive's initiation fees and dues payable to country clubs, a health club, and civic and professional organizations which the Executive actively participates and the expenses associated with the use and maintaining of a cellular phone. Executive shall submit to the Employer periodic statements of all expenses so incurred. Subject to such audits as the Employer may deem reasonably necessary, the Employer shall, promptly in the ordinary course of business, reimburse the Executive for the full amount of any such expenses advanced by the Executive.

     5.     Termination:  Executive's employment under this Agreement may be
            -----------
terminated at any time (i) by the Employer for Cause, as defined herein; (ii) by the Employer upon Executive's death; (iii) by the Employer upon the Executive's Disability, as defined herein; or (iv) by either party after the initial term of the Agreement, upon 90 days written notice of termination or non-renewal of this Agreement, with or without Cause. Such notice period must be prior to expiration of the term of this Agreement. If Executive's employment is terminated under this Paragraph for Cause, the Employer shall have no further liability to Executive whatsoever for compensation or benefits other than those that have accrued prior to such termination. "Cause" as used herein shall mean:

     (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (B) is demonstrably likely to lead to material injury to the Employer or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or

     (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony;

provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

     (iii) unless (A) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause
(i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by at least a majority of the members of the whole Board (other than the Executive); or

     (iv) if such conduct (A) was believed by the Executive in good faith to have been in or not opposed to the interests of the Employer, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

"Disability" as used herein shall mean Executive's inability to perform the essential functions of his job, with or without reasonable accommodation, due to a physical or mental impairment for a period of six consecutive months.

     6.     Termination Without Cause:  In the event (i) Executive resigns at
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the Employer's request without Cause; (ii) Executive's employment is terminated by the Employer without Cause, or (iii) Executive resigns because of the Employer's breach or violation of any of the terms of this Agreement and/or because of the Employer's failure or refusal to take or perform any action or obligation to be taken or performed by it hereunder, then as damages payable as a result of, and arising from, a breach of this Agreement, the Employer shall continue to pay Executive the compensation and benefits specified in Paragraph 3.2, 3.3 and 3.4 at the rate which is in effect on the effective date of Executive's termination of employment for two years from such termination date. Such compensation shall be paid in equal monthly installments or as the Employer


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and Executive may otherwise mutually agree upon.  After the initial contract period termination pay will drop from two years to one year. In the event that the provisions of this Paragraph 6 come into effect and the Executive dies, then the compensation and benefits payable under this Paragraph shall be paid to the Executive's estate.

     7.     Change in Control:  If Executive is terminated within two years of a
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"Change in Control" as a result of either "Voluntary Termination" or
"Involuntary Termination," as defined below, the Employer shall continue to pay Executive the compensation and benefits specified in Paragraph 3.2, 3.3, and 3.4 at the rate which is in effect on the date of the Change in Control for two years from such Change in Control (the "Payment Period") less any required tax withholdings. In no event, however, shall the compensation under this Paragraph 7 exceed the allowable "parachute payment" described in Internal Revenue Code Sec. 280G or such other code section governing the deductibility by the Employer of compensation payable to Executive as a result of a change of control event. In the event that the provisions of this Paragraph 7 come into effect and the Executive dies, then the compensation and benefits payable under this Paragraph shall be paid to the Executive's estate.

For purposes of this Paragraph 7, the following terms have the meanings stated:

     (a)     "Change in Control" shall mean the occurrence during the Term of
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any of the following events, unless such event is a result of a Non-Control
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Transaction:
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             (1)     The individuals who, upon closing of the Offering and
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implementation of the revised business plan, are members of the Board of
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Directors of the Company (the "Incumbent Board") cease for any reason to
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constitute at least a majority of the Board of Directors of the Company;
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provided, however, that if the election, or nomination for election by the
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Company's shareholders, of any new director was approved in advance by a vote of
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at least a majority of the Incumbent Board, such new director shall, for
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purposes of this Agreement, be considered as a member of the Incumbent Board.
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             (2)     An acquisition (other than directly from the Company) of
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any voting securities of the Company (the "Voting Securities") by any "Person"
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(as the term "person" is used for purposes of Section 13(d) or 14(d) of the
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Securities Exchange Act of 1934) immediately after which such Person has
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"Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the
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Exchange Act) of 50% or more of the combined voting power of the Company's then
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outstanding Voting Securities.
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             (3)     The filing of a change in control application with the
Employer's regulators.

     (b)     "Non-Control Transaction" shall mean a transaction described below:
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              (i)   the shareholders of the Company, immediately before such
                    merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

              (ii) immediately following such merger, consolidation or reorganization, the number of directors on the board of directors of the Surviving Corporation who were members of the Incumbent Board shall at least equal the number of directors who were affiliated with or appointed by the other party to the merger, consolidation or reorganization.

     (a) "Involuntary Termination" means the termination of employment that is involuntary on the part of Executive and occurs for reasons other than for Cause, Disability, voluntary retirement or death.

     (b) "Voluntary Termination" means the termination of employment that is voluntary on the part of Executive and, in the judgment of Executive, is due to
(i) a reduction of his responsibilities resulting from a change in title and/or the assignment to him of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control, including removal from the Board of Directors of the Company or Bank, or (ii) a reduction in his compensation or benefits. A termination shall not be considered "Voluntary" within the meaning of this Agreement if such termination is a result of Cause, Disability, voluntary retirement or death.

     8.     Covenant Against Post-Termination Competition:  Executive agrees
            ---------------------------------------------
that for a period of one year after the expiration or termination of this Agreement he shall not individually or on behalf of any Person other than the
Employer:

     (a) control, manage or otherwise participate in the ownership, control, or management of a business engaged in the Employer's Business within Cobb, Douglass, and Paulding Counties, Georgia;


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     (b)     solicit any Customers for the purpose of selling to them products or services competitive with the products or services sold by the Employer at the time of such termination or expiration; control manage or otherwise

     (c) solicit or induce, or in any manner attempt to solicit or induce, any person employed by the Employer to leave such employment, whether or not such employment is pursuant to a written contract with the Employer or is at will. Nothing contained in this Paragraph 8 shall be construed to prohibit Executive from owning either of record or beneficially not more than 25% of the shares or other equity interests of any Person, other than the Company, that provides products or services competitive with the products or services sold by the Employer. "Customers" as used herein mean all Persons that Executive serviced on behalf of the Employer during the one-year period immediately prior to any termination or expiration of Executive's employment with the Employer. "Person" means any individual, corporation, limited liability company, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

     9.     Confidential Information:  Executive agrees that he will not, except
            ------------------------
with the prior written approval of the Employer, disclose Confidential Information to any person or firm other than the Employer, or use Confidential Information for personal financial gain within one year of the expiration or termination of this Agreement for whatever cause, except that these restrictions shall not apply to information that shall become generally known through no fault of Executive, information that is disclosed to Executive by a third party that has legitimate and unrestricted possession thereof and the unrestricted right to make such disclosure, information that Executive can demonstrate was within his legitimate and unrestricted possession prior to the time of his employment by the Employer or its predecessor or other information not rising to the level of a trade secret after one year from expiration or termination of this Agreement. "Confidential Information" means all business records, trade secrets, know-how concerning marketing, customer lists or compilations, financial information, personnel data, information contained in any documents prepared by or for the Employer and its employees at the Employer's expense or on the Employer's time or otherwise in furtherance of the Employer's business, and made available only to the Employer and its authorized agents as may be necessary to further the Employer's business, and other confidential information used and/or obtained by Executive in the course of his employment hereunder, are and shall remain the confidential and exclusive property of the Employer. Executive further agrees to return to the Employer all of the above business records and any and all copies of the same in his control upon termination of employment with the Employer for any reason whatsoever.

     10.     Miscellaneous Provisions:
             ------------------------

     (a) Any and all notices or any other communication provided for herein shall be given in writing personally or by registered or certified mail, return receipt requested, with proper postage prepaid, addressed in the case of the Employer to its then principal office, and in the case of Executive or his designated recipient(s) or other person, to the business or residence address of such person last known to the Employer, or at such other address as any of such parties may for itself or himself designate in writing from time to time for the purpose of receiving notices pursuant hereto (if mailed, the date of mailing shall constitute the date such notice or other communication is given).

     (b) No party hereto will be deemed to have waived any right, power or privilege under this Agreement or any provision hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. The failure of either party hereto at any time to enforce any of the provisions of this Agreement will in no way affect the validity of this Agreement or any party hereto, or the right of any party to thereafter enforce each and every such provision. No waiver of any breach of this Agreement will be held to be a waiver of any other or subsequent breach.

     (c) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges and shall supersede all prior agreements, commitments, representations, writings and discussions between them concerning such matters, including the Employment Agreement between Executive and the Company dated February 27, 2001; provided,
                                                                     --------
however, that the Salary Continuation Agreement between Executive and the
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Company shall remain in full force and effect. This Agreement shall not be subject to change, alteration or modification, other than by an instrument in writing duly executed by the parties hereto.

     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     (e) This Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Employer, and any assignment in violation of this paragraph shall be void. The Employer shall have


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the right to assign this Agreement and any of its rights hereunder only to an affiliate of the Employer or as part of a sale or transfer of the stock, assets or business of the Employer or any substantial portion thereof.

     (f) If the Employer shall at any time be liquidated, merged or consolidated into or with any other corporation or other entity, or in the event substantially all of its assets shall be sold or otherwise transferred to another corporation or other entity, the provisions of this Agreement shall inure to the benefit of and be binding upon the corporation or other entity into which the Employer shall be liquidated or resulting from such merger or consolidation, or to which such assets shall be sold or transferred.

     (g) This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Georgia. Its provisions are severable, and the invalidity or unenforceability of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision. No modifications of this agreement shall be binding unless in writing and signed by all the parties. This Agreement is deemed to have been executed in Cobb County, Georgia; any action brought by a party to this Agreement shall be brought in a Court of competent jurisdiction in the State of Georgia.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal the day and year first above written.


SWEETWATER FINANCIAL GROUP, INC.          EXECUTIVE


By: /s/ Gordon R. Teel                    By:  /s/ Kenneth L. Barber
    ------------------                       --------------------------
                                               Kenneth L. Barber
Title:  Chief Executive Officer
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GEORGIAN BANK


By: /s/ Gordon R. Teel
   -------------------------------

Title: Chief Executive Officer
      ----------------------------



Signed, sealed and delivered in the presence of


/s/ Pamela J. Hubby
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Unofficial Witness


/s/ Dorothy Young
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Notary Public

My Commission Expires:


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